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                               LETTER OF OPINION


                                                        Exhibit 5.1

                             O'MELVENY & MYERS LLP
                             153 East 53rd Street
                           New York, New York 10022


                                  April 28th 1998






                                                                 686,395-77
(212) 326-2000                                                 NY1-0602250.V1




Prudential Securities Secured Financing Corporation
One Seaport Plaza
30th Floor
New York, New York 10292

                  Re:      Commercial Mortgage Pass-Through Certificates
                           ---------------------------------------------

Ladies and Gentlemen:

                  We have acted as your special counsel in connection with the Registration Statement Number 333-50445, on Form S-3 (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus describes Commercial/Multifamily Mortgage Pass-Through Certificates ("Certificates") to be sold by Prudential Securities Secured Financing Corporation (the "Depositor") in one of more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee") and such other parties to be identified in the Prospectus Supplement for such Series. The form of Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") is being filed as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

                  In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form

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filed with the Commission; (2) the Pooling and Servicing Agreement in the form filed with the Commission, and (3) such other documents, materials and authorities as we have deemed necessary in order enable us to render our opinion set forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

                  We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal income tax laws of the United States of America.

                  Based on and subject to the foregoing, we are of the opinion that:

                           1. When a Pooling and Servicing Agreement for a
                  Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           2. When a Pooling and Servicing Agreement for a
                  Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a trustee and any other party thereto, and the Certificates of such series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

                           3. The description of federal income tax
                  consequences appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Offered Certificates, under existing law and subject to the qualifications and assumptions stated therein.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration

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Statement under the provisions of the Act.

                                                 Very truly yours,



                                                 /s/ O'Melveny & Myers LLP
                                                     O'Melveny & Myers LLP